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                                                                     EXHIBIT 5.1

                                 January 8, 2004

Farmers National Banc Corp
20 South Broad Street
Canfield, Ohio  44406

Dear Sirs:

         We have acted as counsel to Farmers National Banc Corp. (the "Corporation"), an Ohio corporation, in connection with the preparation of the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement"), which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 750,000 Common Shares of the Corporation under the Corporation's Amended Dividend Reinvestment Plan. Terms not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

         We have reviewed originals or copies of (i) the Articles of Incorporation (and all amendments thereto), Code of Regulations and other corporate documents of the Corporation, (ii) certain resolutions of the Board of Directors of the Corporation, and (iii) the Registration Statement and the prospectus included therein (the "Prospectus"). In addition, we have reviewed such other documents and have made such legal and factual inquiries as we have deemed necessary or advisable for purposes of rendering the opinions set forth below.

         Based upon and subject to the foregoing we are of the opinion that:

                  1. The Corporation is duly organized and validly existing under the laws of the State of Ohio; and

                  2. The Common Shares registered under the Registration Statement have been duly authorized and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              KENNEY & NIEHAUS, LTD.

                                              By: /s/ Charles D. Niehaus
                                                  ------------------------------
                                                          Charles D. Niehaus

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